SCHEDULE II

        INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                            SHARES PURCHASED        AVERAGE

                DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CTS CORP

GAMCO INVESTORS, INC.

               8/31/94           50,000-           29.0000

               8/29/94            2,400            28.0417

               7/29/94            5,000-           28.0000

               7/27/94            5,000-           27.3750

               7/21/94            2,000-           27.3000

               7/20/94            2,000-           26.5000

        (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE
EFFECTED ON THE NY STOCK EXCHANGE.

        (2) PRICE EXCLUDES COMMISSION.